Exhibit 99.1
________________________________________________________________________________










                              SECURITIES AND EXCHANGE COMMISSION
                                    Washington, D.C. 20549

                                             FORM 11-K

                                           ANNUAL REPORT

                              Pursuant to Section 15(d) of the
                              Securities Exchange Act of 1934


                         For the Plan Year Ended December 31, 1994



                              AMERICAN PRESIDENT COMPANIES, LTD.
                                     PROFIT-SHARING PLAN
                                 (Full Title of the Plan)



                              AMERICAN PRESIDENT COMPANIES, LTD.
             (Name of Issuer of the Securities Held Pursuant to the Plan)

                                         1111 Broadway
                                  Oakland, California 94607
                           (Address of Principal Executive Office)















________________________________________________________________________________


                                    TABLE OF CONTENTS


                                                                                       Page
                                                                                      _____

       Report of Independent Public Accountants                                          6

       Statement of Net Assets Available for Benefits                                    7

       Statement of Changes in Net Assets Available for Benefits                         8

       Notes to Financial Statements                                                     9

       Exhibits:
         10.1                                                                            *
                     Copy   of   the  American   President
                     Companies,  Ltd. Profit-Sharing  Plan
                     as amended and restated, effective as
                     of  January 1, 1993, filed as Exhibit
                     10.12  to  the Company Form SE  (File
                     No. 1-8544), dated March 24, 1993.

         23.1       Consent of Independent Public Accountants                           18



      * Incorporated by Reference

REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS


To the Benefits Committee of
  American President Companies, Ltd.:


We have audited the accompanying statement of net assets available for benefits of the American President Companies, Ltd. Profit-Sharing Plan (the "Plan") as of December 31, 1994 and 1993, and the related statement of changes in net assets available for benefits for the year ended December 31, 1994. These financial statements are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

As further disclosed in Note 6 to the financial statements, the Plan may be terminated during 1995.

In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets available for benefits of the Plan as of December 31, 1994 and 1993, and the changes in its net assets available for benefits for the year ended December 31, 1994, in conformity with generally accepted accounting principles.



/s/  Arthur Andersen LLP
Arthur Andersen LLP
San Francisco, California
May 24, 1995 (except with
respect  to  the  matter
discussed  in  Note 6, as
to  which  the  date  is
June 3, 1995)

                              American President Companies, Ltd.
                                       Profit-Sharing Plan
                        Statement of Net Assets Available for Benefits



                                                              As of December 31,

                                                        ___________________________________

                                                           1994                       1993
                                                        ________                   ________
ASSETS

Investment in Master Trust,
 at Fair Value                                           $2,768,995                  $2,384,792

Receivables from American President
Companies, Ltd.:
 Employer Contribution                                      145,120                      15,680
 Employee Contribution                                        9,134                       9,910
                                                         __________                  __________

                                                            154,254                      25,590
                                                         __________                  __________

TOTAL ASSETS                                              2,923,249                   2,410,382
                                                         __________                  __________


LIABILITIES                                                      --                          --
                                                         __________                  __________

NET ASSETS AVAILABLE
 FOR BENEFITS                                            $2,923,249                  $2,410,382
                                                         ==========                  ==========


          The accompanying notes are an integral part of these statements.

                              American President Companies, Ltd.
                                       Profit-Sharing Plan
                  Statement of Changes in Net Assets Available for Benefits


                                                For the Year Ended December 31,
                                                _______________________________

                                                                 1994
                                                             __________
ADDITIONS:

  Contributions
    Employer                                                $     524,143
    Participants                                                  465,975

  Net Investment Gain from Master Trust                            28,639
                                                               __________

     TOTAL ADDITIONS                                            1,018,757


DEDUCTIONS:

  Benefits paid to Participants                                   500,765

  Administrative Expenses                                           5,125
                                                               __________

     TOTAL DEDUCTIONS                                             505,890
                                                               __________

NET ADDITIONS                                                     512,867

Net Assets Available for
 Benefits, Beginning of Year                                    2,410,382
                                                               __________

NET ASSETS AVAILABLE FOR
 BENEFITS, END OF YEAR                                         $2,923,249
                                                               ==========



   The accompanying notes are an integral part of these statements.

American President Companies, Ltd.
Profit-Sharing Plan

NOTES TO FINANCIAL STATEMENTS

1.  PLAN DESCRIPTION

The following description of the Plan is provided for general information purposes only. More complete information regarding the Plan's provision may be found in the Plan document.

General

The American President Companies, Ltd. Profit-Sharing Plan (the "Plan") is a defined contribution plan. The Plan is subject to the provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). The Plan is intended to qualify as a profit-sharing plan under section 401 (a) of the Internal Revenue Code (the "Code") and contains a salary deferral arrangement intended to qualify under section 401 (k) of the Code.

Administration

The Plan is administered by the Benefits Committee appointed by the Board of Directors of American President Companies, Ltd. (the "company").

Trustee

The Plan trustee is Fidelity Management Trust Company.

Participation

Employees of the participating company designated by the company as a driver or driver-trainer are eligible to participate in the Plan, except employees covered by a collective bargaining agreement, nonresident aliens and employees designated by the company as not eligible to participate.

A participant terminating employment may not make further contributions to the Plan, but may elect immediate distribution or deferral of distribution of benefits to a future period. Undistributed benefits credited to the participant's account continue to share in the gains and losses of the respective investment funds.

Contribution Determination

Participants may contribute salary deferrals to the Plan in one percent increments up to 6% of their compensation, including overtime pay, bonuses and commissions. However, these salary deferrals may not exceed $9,240 in 1994. Participants may make after-tax contributions, provided that the total of salary deferrals and after-tax contributions does not exceed 9% of compensation. Participant's earnings covered by the Plan are limited to $150,000 in 1994.

Employee contributions are matched 50% by the participating companies up to a maximum of 1 1/2% of the participant's compensation. Also, the participating companies make a basic annual contribution equal to 3% of the participant's compensation, as defined in the Plan, for such plan year. The companies may

American President Companies, Ltd.
Profit-Sharing Plan

NOTES TO FINANCIAL STATEMENTS

1.  PLAN DESCRIPTION (continued)

make  discretionary  contributions, as determined  by  the  company's  Board  of
Directors, which are then allocated proportionately to each participant.   There
were no discretionary contributions during the year ended December 31, 1994.

Vesting

Employee and employer contributions are immediately fully vested

Investment Options

Since April 1, 1990, the Plan has provided for seven investment funds which are maintained in a master trust (the "Master Trust"): the U.S. Bond Index Portfolio, the U.S. Equity Index Portfolio, the Retirement Money Market Portfolio, the Growth and Income Portfolio, the Magellan Fund, the APC Stock Fund and a Loan Fund (the "Funds"). This year four new fund choices were added and maintained in the Master Trust: International Growth and Income Fund, Asset Manager, Asset Manager Growth and Asset Manager Income. At the direction of the Benefits Committee, the Loan Fund is managed by the company, the APC Stock Fund is managed by the trustee and the remaining nine funds are managed by the
Fidelity Management & Research Company ("Fidelity"), an affiliate of the trustee. No sales charge is levied on the funds managed by Fidelity, however, an annual fee is charged by Fidelity to cover the operating expenses of each fund, including the investment advisory fee. This fee is deducted from the investment return of the fund.

The  U.S.  Bond  Index  Portfolio  seeks  to  provide  investment  results  that correspond to the aggregate price and interest performance of the debt securities in the Shearson Lehman Aggregate Bond Index. However, the performance of this fund and the performance of the index may be significantly different. The securities purchased by this fund include U.S. Treasury obligations, U.S. agency obligations, foreign obligations, investment-grade U.S. corporate debt and mortgage-backed obligations. While weighted toward intermediate maturities, the fund can hold debt instruments with long maturities. The fund earns interest daily, and the interest is posted to the participant's account at the end of each calendar month or at the time of total distribution of the account. The monthly income is applied to purchase more shares in the fund. For 1994, the annual fee was 0.32% of the average asset value of the fund.

The U.S. Equity Index Portfolio has the goal of replicating the total return provided by the stocks included in the Standard & Poor's Daily Stock Price Index of 500 Common Stocks (the "S&P 500"). The fund buys and holds virtually all of the 500 stocks contained in the S&P 500 weighted in the same manner. The fund earns dividends daily, and the dividends are posted to the participant's account in the last month of each calendar quarter or at the

American President Companies, Ltd.
Profit-Sharing Plan

NOTES TO FINANCIAL STATEMENTS

1.  PLAN DESCRIPTION (continued)

time of total distribution of the account. The undistributed dividends are reinvested to purchase more shares in the fund. For 1994, the annual fee was 0.28% of the average asset value of the fund.

The Retirement Money Market Portfolio invests in high-quality money market instruments of domestic and foreign issuers which are denominated in U.S.
dollars. Such instruments are short-term obligations and range from U.S. Government securities to prime commercial paper issued by private borrowers. The fund seeks to obtain as high a level of current income as possible, given its principal objective of preserving capital and maintaining a share value of $1.00. Interest income is earned daily and posted to the participant's account at the end of each calendar month or at the time of total distribution of the account. The monthly income is applied to purchase additional shares in the
fund.   For  1994, the annual fee was 0.42% of the average asset  value  of  the fund.

The Growth and Income Portfolio invests in a combination of common stocks, preferred stocks, convertible securities and fixed-income instruments of all types and quality levels. It seeks both long-term growth through capital appreciation and current income through dividends and interest. The fund earns dividends daily, and the dividends are posted to the participant's account in the last month of the calendar quarter or at the time of total distribution of the account. The quarterly dividends are reinvested to purchase additional shares in the fund. For 1994, the annual fee was 0.72% of the average asset value of the fund, 0.52% of which represents the investment advisory fee.

The  Magellan  Fund  seeks  capital  appreciation  by  maintaining  a  portfolio primarily invested in common stocks and securities convertible into common stocks. Up to 20% of this fund may also be invested in debt securities of all types and quality levels issued by domestic and foreign issuers. The fund is relatively aggressive in pursuing growth. Dividends are declared and posted to the participant's account in May and December of each calendar year. The undistributed semi-annual dividends are reinvested to purchase additional shares in the fund. For 1994, the annual fee was 1.05% of the average asset value of the fund, 0.75% of which represents the investment advisory fee.

The International Growth and Income Fund seeks capital growth and current income by investing principally in foreign securities. It invests a majority of the fund's assets in equity securities selected generally for growth potential with at least 25% of the fund's total assets in debt securities of any quality and in repurchase agreements. The fund earns dividends daily, and the dividends are posted to the participant's account in the last month of the calendar quarter or at the time of total distribution of the account. The quarterly dividends are reinvested to purchase additional shares in the fund. For 1994, the annual fee was 1.22% of the average asset value of the fund, 0.77% of which represents the investment advisory fee.

American President Companies, Ltd.
Profit-Sharing Plan

NOTES TO FINANCIAL STATEMENTS

1.  PLAN DESCRIPTION (continued)

The Asset Manager series is a family of asset allocation funds offering three distinct approaches to diversified investment through varying mixes of common stocks, mid and long-term bonds and short-term instruments anywhere in the world.

    Asset Manager has a more balanced approach and seeks high total return with reduced risk over the long term by using a more balanced mix of stocks, bonds and short-term instruments. Foreign investments represented 29% of the fund. The fund earns dividends daily, and the dividends are posted to the participant's account in the last month of each calendar quarter or at the time of total distribution of the account. The undistributed dividends are reinvested to purchase more shares in the fund. For 1994, the annual fee was 1.12% of the average asset value of the fund, 0.72% of which represents the investment advisory fee.

    Asset Manager Growth is the most aggressive fund in the family seeking to maximize total return through investments in stocks, bonds and short-term instruments. Common stocks made up approximately 57% of the fund with foreign investments totaling 36%. The fund earns dividends daily, and the dividends are posted to the participant's account in the last month of each calendar quarter or at the time of total distribution of the account. The undistributed dividends are reinvested to purchase more shares in the fund. For 1994, the annual fee was 1.12% of the average asset value of the fund, 0.72% of which represents the investment advisory fee.

    Asset Manager Income is the most conservative fund of the series because of its emphasis on income and short-term instruments which totaled 48% of the fund. Foreign investments totaled 18% of the fund. The fund earns dividends daily, and the dividends are posted to the participant's account at the end of each calendar month or at the time of total distribution of the account. The undistributed dividends are reinvested to purchase more shares in the fund. For 1994, the annual fee was 0.86% of the average asset value of the fund, 0.51% of which represents the investment advisory fee.

The APC Stock Fund consists entirely of shares of the company's Common Stock ("Common Stock").

The Loan Fund is invested solely in promissory notes executed by participants. With the company's consent, a participant may borrow from his or her account up to the lesser of $50,000 or 50% of the participant's vested interest. The outstanding balance of all prior loans under the Plan or any other plan maintained by the company or its affiliates reduces the amount available for future loans. Moreover, the $50,000 limit is reduced by the amount of any loan repayments made during the most recent 12 months. The minimum amount for any loan is $1,000 and the minimum monthly loan repayment is $50. Loans bear interest at the prime rate of the Chase Manhattan Bank, N.A. and must be repaid within five years, except for loans used to acquire a principal residence which must be repaid within 15 years. All loans, regardless of term, become due and
payable       as       soon      as      the      participant's       employment

American President Companies, Ltd.
Profit-Sharing Plan

NOTES TO FINANCIAL STATEMENTS

1.  PLAN DESCRIPTION (continued)

terminates.   A  new loan set-up fee of $35 and a quarterly maintenance  fee  of
$3.75 are charged against the accounts of the participants by Fidelity Institutional Retirement Services Company, the Plan's current recordkeeper.

Plan participants may choose to have their future contributions invested in any combination of the Funds, except that no more than 50% of the contributions may be directed to the APC Stock Fund. The only other requirement is that the investment allocation be made in whole percentage points. In addition, the APC Stock Fund option is not available for rollover contributions. Plan participants may also transfer all or a portion of their existing account balances to any other investment funds except that account balances may not be transferred to the APC Stock Fund.

Funding

Employee contributions are made primarily through payroll deductions and are deposited with the trustee as soon as administratively possible after they are withheld. Company matching contributions are deposited as soon as reasonably practicable after the amount is determined. Company basic contributions are paid to the trustee not later than the last day for filing the company's federal income tax return for the taxable year within which the Plan year ends.

Termination of the Plan

As a result of the sale of certain American President Trucking Company, Ltd. ("APT") assets (see Note 6), it is expected that the Plan will be terminated.

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Method of Accounting

Financial statements of the Plan are prepared on the accrual basis of accounting, in accordance with generally accepted accounting principles.

Valuation of Investments

Investments held by the Master Trust are carried at fair value based on quoted market prices as determined by the trustee. Interest income, dividend income, realized gains and losses on investment transactions and unrealized appreciation or depreciation in the Master Trust funds are allocated to each participant's account based on the amount of shares credited to the account on a daily basis, according to the investment mix elected by the participant, and are recorded as net investment gain from Master Trust.

Participant loans are carried at face value which approximates fair value.

Benefits are recorded when paid.

American President Companies, Ltd.
Profit-Sharing Plan

NOTES TO FINANCIAL STATEMENTS

3.  INVESTMENT IN MASTER TRUST

Effective April 1, 1990, Fidelity Management Trust Company entered into a trust agreement with the company to serve as the trustee of the Plan.

The trust agreement allows benefit plans of subsidiaries to participate in the Master Trust. Income from each investment fund allocated to each investment fund allocated to each plan represents the aggregate of the investment income of the fund allocated to all participants in that plan.

The Plan's interest in the Master Trust is stated at fair value based on the Plan's prorated interest in the Master Trust. All investments are stated at fair value based upon published market quotations. The assets of the Master Trust are allocated to the individual participating plans based upon the relative value of assets contributed to the Master Trust. Interest income, dividend, investment fees, and gains and losses (both realized and unrealized) of the Master Trust are allocated to the individual participating plans based upon their relative fair values.

The following is a summary of the Plan's investment in the Master Trust:

                                   American President    American President
                                     Profit-Sharing     Companies,Ltd. SMART      Total
                                          Plan                 Plan             Master Trust
                                   __________________   ____________________    ____________
Plan Investment in the
  Master Trust at
  December 31, 1994                      $2,768,995          $141,632,620       $144,401,615
                                         ==========          ============       ============

Percentage of Total                         2%                   98%               100%
                                         ==========          ============       ============




Plan Investment in the
  Master Trust at
  December 31, 1993                      $2,384,792          $130,590,394       $132,975,186
                                         ==========          ============       ============

Percentage of Total                           2%                 98%                100%
                                         ==========          ============       ============

American President Companies, Ltd.
Profit-Sharing Plan

NOTES TO FINANCIAL STATEMENTS

3.  INVESTMENT IN MASTER TRUST (continued)

The following are summary financial statements of the Master Trust:

Statement of Net Assets of the Master Trust
December 31, 1994
                                                           Fidelity Funds
                                _____________________________________________________________________________________
                                U.S. Bond     U.S. Equity      Retirement       Growth                       Int'l
                                  Index          Index        Money Market    and Income     Magellan       Growth &
                                Portfolio      Portfolio       Portfolio      Portfolio        Fund          Income
Investments at Fair Value:
 Common Stock
 Investments in Stock and
   Bond Mutual Funds            $7,266,519    $24,505,252                     $24,638,706   $28,830,549    $2,679,115
 Money Market Mutual Fund                                     $33,323,975
 Loans to Participants
                                __________    ___________     ___________     ___________   ___________   ___________
Net Assets at
 December 31, 1994              $7,266,519    $24,505,252     $33,323,975     $24,638,706   $28,830,549    $2,679,115
                                ==========    ===========     ===========     ===========   ===========    ==========



Statement of Net Assets of the Master Trust
December 31, 1994
                                             Fidelity Funds
                                ____________________________________________
                                                Asset           Asset
                                  Asset        Manager         Manager         APC Stock       Loan
                                 Manager       Growth          Income            Fund          Fund          Total
Investments at Fair Value:
 Common Stock                                                                 $10,431,852                  $10,431,852
 Investments in Stock and
   Bond Mutual Funds            $1,778,098    $2,109,533      $299,876                                      92,107,648
 Money Market Mutual Fund                                                                                   33,323,975
 Loans to Participants                                                                      $8,538,140       8,538,140
                                __________    __________      ________        ___________   __________    ____________
Net Assets at
 December 31, 1994              $1,778,098    $2,109,533      $299,876        $10,431,852   $8,538,140    $144,401,615
                                ==========    ==========      ========        ===========   ==========    ===========




Statement of Net Assets of the Master Trust
December 31, 1993
                                                           Fidelity Funds
                                ______________________________________________________________________________________
                                U.S. Bond     U.S. Equity      Retirement       Growth                       Int'l
                                  Index          Index        Money Market    and Income     Magellan       Growth &
                                Portfolio      Portfolio       Portfolio      Portfolio        Fund          Income
Investments at Fair Value:
 Common Stock
 Investments in Stock and
   Bond Mutual Funds             $8,666,021    $25,005,621                     $22,274,404   $23,562,700
 Money Market Mutual Fund                                      $34,603,443
 Loans to Participants
                                __________    ___________     ___________     ___________   ___________    __________
Net Assets at
 December 31, 1993               $8,666,021    $25,005,621     $34,603,443     $22,274,404   $23,562,700           $0
                                 ==========    ===========     ===========     ===========   ===========    ==========



Statement of Net Assets of the Master Trust
December 31, 1993
                                                Fidelity Funds
                                _____________________________________________
                                                Asset           Asset
                                  Asset        Manager         Manager        APC Stock        Loan
                                 Manager       Growth          Income           Fund           Fund          Total
Investments at Fair Value:
 Common Stock                                                                  $10,487,242                 $10,487,242
 Investments in Stock and
   Bond Mutual Funds                                                                                        79,508,746
 Money Market Mutual Fund                                                                                   34,603,443
 Loans to Participants                                                                       $8,375,755      8,375,755
                                __________    __________      ________        ___________   __________    ___________
Net Assets at
 December 31, 1993                      $0            $0            $0         $10,487,242   $8,375,755   $132,975,186
                                ==========    ==========      ========        ===========   ==========   ============


American President Companies, Ltd.
Profit-Sharing Plan

NOTES TO FINANCIAL STATEMENTS

3.  INVESTMENT IN MASTER TRUST (continued)

Statement of Changes in Net Assets of the Master Trust for the Years Ended December 31, 1994

                                                            Fidelity Funds
                                _____________________________________________________________________________________

                                U.S. Bond     U.S. Equity      Retirement       Growth                      Int'l
                                  Index          Index        Money Market    and Income     Magellan      Growth &
                                Portfolio      Portfolio       Portfolio      Portfolio        Fund         Income

Net Assets at
 December 31, 1993              $ 8,666,021    $25,005,621     $34,603,443    $22,274,404  $23,562,700    $       0

Realized Gains                     (63,403)         442,933                        187,512      (8,029)     (18,591)
Unrealized Appreciation           (675,457)       (930,157)                    (1,409,781)  (1,543,680)   (213,249)
Dividend Income                                     766,000                      1,749,239    1,041,306      82,309
Interest Income                     535,069                       1,301,060                           5
Contributions                     1,113,283       1,778,718       3,095,429      3,141,569    4,095,362     425,826
Withdrawals                       (162,752)       (741,357)     (2,284,516)      (523,494)    (818,873)    (41,070)
Administrative Expenses
Interfund Transfers             (2,168,239)     (1,815,129)     (3,286,567)      (899,680)    2,359,038   2,404,455
Loans to Participants             (179,526)       (444,177)       (833,112)      (512,134)    (654,847)    (34,420)
Loan Paybacks                       201,523         442,800         728,238        631,071      797,567      73,855
                                 __________     ___________     ___________    ___________  ___________  __________

Net Change                      (1,399,502)       (500,369)     (1,279,468)      2,364,302    5,267,849   2,679,115

                                 __________     ___________     ___________    ___________  ___________  __________

Net Assets at
 December 31, 1994               $7,266,519     $24,505,252     $33,323,975    $24,638,706  $28,830,549  $2,679,115
                                 ==========     ===========     ===========    ===========  ===========  ==========


Statement of Changes in Net Assets of the Master Trust for the Years Ended December 31, 1994

                                                Fidelity Funds
                                _____________________________________________

                                                  Asset           Asset
                                   Asset         Manager         Manager       APC Stock       Loan
                                  Manager        Growth           Income         Fund          Fund           Total

Net Assets at
 December 31, 1993              $         0     $       0        $       0    $10,487,242    $8,375,755    $132,975,186

Realized Gains                     (14,037)         (3,077)        (11,847)        391,189                      902,650
Unrealized Appreciation           (174,230)       (242,284)        (16,362)    (1,531,581)                  (6,736,781)
Dividend Income                      63,650          56,853         17,306         152,347                    3,929,010
Interest Income                                                                                  554,000      2,390,134
Contributions                       153,646         305,797         67,327       1,841,869                   16,018,826
Withdrawals                        (10,091)        (50,592)          (519)       (413,286)                  (5,046,550)
Administrative Expenses                                                                         (30,860)       (30,860)
Interfund Transfers               1,747,483       2,008,940        239,162       (589,463)                            0
Loans to Participants              (18,704)        (27,477)          (409)       (339,143)     3,043,949              0
Loan Paybacks                        30,381          61,373          5,218         432,678   (3,404,704)              0
                                 __________     ___________       ________     ___________    __________   ____________

Net Change                        1,778,098       2,109,533        299,876        (55,390)       162,385     11,426,429

                                 __________        ________       ________      __________    __________   ____________

Net Assets at
 December 31, 1994               $1,778,098      $2,109,533       $299,876     $10,431,852    $8,538,140   $144,401,615
                                 ==========      ==========       ========     ===========    ==========   ============

American President Companies, Ltd.
Profit-Sharing Plan

NOTES TO FINANCIAL STATEMENTS

4.  TRANSACTIONS WITH RELATED PARTIES

The  APC  Stock  Fund  is  provided by the Plan  for  the  purpose  of  allowing participants to invest in the company's Common Stock. All transactions involving Common Stock are reflected in this fund. The nine mutual funds offered as investment options are managed by Fidelity Management & Research Company.

Commissions and mutual fund expenses, including investment advisor fees paid by the individual mutual funds to Fidelity, are deducted from the investment return of the Funds. An initial set-up fee and quarterly maintenance fee are charged against the accounts of the participants for loans processed by Fidelity. All other trustee fees and related charges have been paid by the company.

5.   INCOME TAX STATUS

The Internal Revenue Service ("IRS") last determined on May 22, 1990 that the Plan, as amended through January 1, 1989, was qualified under Section 401 of the Internal Revenue Code of 1954, as amended. The Plan was since amended effective January 1, 1993. A favorable determination letter has been requested to the effect that (a) the American President Companies, Ltd. Profit-Sharing Plan, as amended and restated January 1, 1993, continues to qualify under section 401 (a) of the Internal Revenue Code of 1986, as amended; (b) the cash or deferred arrangement forming part of the Profit-Sharing Plan continues to qualify under section 401(k) of the Code; and (c) the trust maintained in conjunction with the Profit-Sharing Plan remains exempt from taxation under section 501(a) of the Code. Management believes that the Plan is designed and operated in accordance with IRS regulations and continues to qualify for tax exempt status. So long as the Plan continues to be so qualified, it is not subject to federal income taxes.

6.   TERMINATION OF PLAN

On June 2, 1995, the company entered into an agreement providing for the sale of certain assets of APT to Burlington Motor Carriers, Inc. ("BMC") effective June 3, 1995. As a result of this transaction, most participants in the Plan have terminated their employment with APT and commenced employment with BMC, and their Plan accounts will be transferred to the BMC Employee Retirement Savings Plan. Participants who terminated employment with APT and did not commence employment with BMC will have their Plan accounts distributed in accordance with Plan provisions. With respect to the few remaining Plan participants who are continuing employment with an affiliate of the company, their Plan accounts will be transferred to the American President Companies, Ltd. SMART Plan. The company has adopted amendments to the Plan discontinuing all contributions as of June 3, 1995, and terminating the Plan as of that date. Termination of the plan is effective upon complete distribution of plan assets. For the Plan year commencing January 1, 1995, the company will make a basic contribution equal to 3% of eligible compensation, to be allocated among eligible participants as of June 3, 1995.

Exhibit 23.1


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation of our report dated May 24, 1995, included in this Form 10-K/A Amendment No. 2 into the company's previously filed Registration Statements on Form S-3 (File No. 33-60893) and Form S-8 (File No. 33-24847).



/s/  Arthur Andersen LLP
Arthur Andersen LLP
San Francisco, California
June 20, 1995